The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-237705
Subject to completion, dated April 22, 2020
Prospectus Supplement
(to Prospectus dated April 16, 2020)
Howmet Aerospace Inc.
$1,000,000,000
           % Notes due           , 2025
We are offering $1,000,000,000 aggregate principal amount of    % notes due 2025 (the “Notes”). The Notes will bear interest at a rate of    % per year. We will pay interest on the Notes semi-annually in arrears on           and            of each year, beginning           , 2020. The Notes will mature on           , 2025, unless earlier repurchased or redeemed.
The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.
We may redeem the Notes at our option prior to maturity, in whole or in part, at any time at the redemption prices described in this prospectus supplement under “Description of the Notes — Optional Redemption.” If we experience a change of control repurchase event, we may be required to offer to purchase the Notes from holders.
Concurrently with this offering, and pursuant to a separate offer to purchase and consent solicitation statement dated April 22, 2020 (the “Offer to Purchase and Consent Solicitation Statement”), we are conducting a tender offer (the “Tender Offer”) for up to $500 million of our outstanding 5.400% Notes due 2021 (the “2021 Notes”) having an aggregate purchase price (exclusive of accrued and unpaid interest) of up to $500 million and a consent solicitation (together with the Tender Offer, the “Tender Offer and Consent Solicitation”) to solicit consents to amend certain provisions of the indenture governing the 2021 Notes. This offering is not conditioned upon completion of the Tender Offer and Consent Solicitation. The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. If completed, this offering of Notes would satisfy the financing condition. The Tender Offer and Consent Solicitation is being made solely pursuant to, and is governed by, the Offer to Purchase and Consent Solicitation Statement. This prospectus supplement and the accompanying prospectus are not an offer to purchase the 2021 Notes.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Underwriting Discount		Proceeds to Howmet Aerospace (before expenses)
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from April    , 2020.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.
The Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Clearstream and Euroclear (each as defined herein), on or about April   , 2020.
Book-Running Manager
J.P. Morgan
           , 2020

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which includes more general information, some of which may not apply to this offering. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Howmet”, “Howmet Aerospace,” “the Company”, “we”, “us” and “our” refer to Howmet Aerospace Inc., a Delaware corporation, and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Currency amounts in this prospectus supplement are stated in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howmet.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.
Statements in this prospectus supplement and accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, in the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the securities under this prospectus supplement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:
•
Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2019; and

S-ii

•
Current Reports on Form 8-K filed on January 17, 2020, February 6, 2020, February 7, 2020 (Item 8.01 and Exhibit 99.2 of Item 9.01), February 25, 2020 (Item 5.02 and Exhibits 10.1 and 10.2 of Item 9.01), March 5, 2020 (as amended by the Current Report on Form 8-K/A filed on March 5, 2020), March 26, 2020, April 6, 2020 (Items 1.01, 2.01, 5.02, 5.03 and 8.01 and Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.1, 99.1, 99.3 and 99.4 of Item 9.01), April 7, 2020 (Items 2.01 and 9.01), April 9, 2020 and April 13, 2020.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the SEC website at www.sec.gov or by going to our Investor Relations page on our corporate web site at www.howmet.com, or by requesting them from us at the following address: Howmet Aerospace Inc., 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, Attn: Investor Relations, or by telephone at 1-412-553-1950. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement and the accompanying prospectus. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Howmet Aerospace’s strategies, outlook, business and financial prospects; statements regarding potential share gains; and statements about the proposed Tender Offer and Consent Solicitation. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Howmet Aerospace believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. All forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, but are not limited to:
•
the impact of the Separation (as defined herein) of Arconic Corporation from Howmet Aerospace on the businesses of Howmet Aerospace;

•
deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including coronavirus and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations);

•
unfavorable changes in the markets served by Howmet Aerospace;

•
the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted;

•
competition from new product offerings, disruptive technologies or other developments;

•
political, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations;

•
manufacturing difficulties or other issues that impact product performance, quality or safety;

•
Howmet Aerospace’s inability to realize expected benefits including announced targeted cost savings, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions or joint ventures;

S-iii

•
the impact of potential cyber attacks and information technology or data security breaches;

•
the loss of significant customers or adverse changes in customers’ business or financial conditions;

•
adverse changes in discount rates or investment returns on pension assets;

•
the impact of changes in aluminum prices and foreign currency exchange rates on costs and results;

•
the outcome of contingencies, including legal proceedings, government or regulatory investigations and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; and

•
the outcome of the Tender Offer and Consent Solicitation.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K and other documents incorporated by reference in this prospectus supplement and in the accompanying prospectus. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-iv

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the Notes. For a more complete discussion of the information you should consider before investing in the Notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
HOWMET AEROSPACE INC.
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,300 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft to operate with a lower carbon footprint.
Howmet Aerospace is a Delaware corporation formerly known as Arconic Inc. and the successor to Alcoa Inc., a Pennsylvania corporation that was formed in 1888 and was formerly known as Aluminum Company of America. Our principal executive offices are located at 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872 and our telephone number is (412)-553-1940. We maintain a website at www.howmet.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement and the accompanying prospectus. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.
RECENT DEVELOPMENTS
The Separation
On April 1, 2020, we completed the separation of our business into two independent, publicly traded companies (the “Separation”). Following the Separation, Arconic Corporation holds the Global Rolled Products businesses (global rolled products, aluminum extrusions and building and construction systems) previously held by us. We retained the Engineered Products and Forgings businesses (engine products, fastening systems, engineered structures and forged wheels).
The Separation was effected by the distribution of all of the outstanding shares of Arconic Corporation common stock to our stockholders who held shares of our common stock as of the close of business on March 19, 2020 (the “Record Date”). Our stockholders of record as of the Record Date received one share of Arconic Corporation common stock for every four shares of our common stock held as of the Record Date.
In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer the necessary assets and liabilities to Arconic Corporation.
Revolving Credit Agreement
On March 4, 2020, we entered into a third amendment (the “Amendment”), dated March 4, 2020, to our Five-Year Revolving Credit Agreement, dated as of July 25, 2014 (as amended and extended by the letter agreement, dated June 5, 2015, and as further amended pursuant to Amendment No. 1 to Credit Agreement, dated as of September 16, 2016, and Amendment No. 2 to Credit Agreement, dated as of June 29, 2018, the “Existing Revolving Credit Agreement” and the Existing Revolving Credit Agreement, as amended by the Amendment, the “Revolving Credit Agreement”), by and among the Company, a syndicate of lenders and issuers named therein, Citibank, N.A., as administrative agent for the lenders and issuers, JPMorgan Chase Bank, N.A., as syndication agent and Goldman Sachs Bank USA, as documentation agent. The Amendment, which became effective on April 1, 2020, was entered into (i) to permit the Separation and related distribution of shares and (ii) to amend certain terms of the Existing Revolving Credit Agreement, including the following changes:

•
the financial covenant in the Revolving Credit Agreement requires the Company’s ratio of Consolidated Net Debt (as defined in the Revolving Credit Agreement) to Consolidated EBITDA (as defined in the Revolving Credit Agreement) to be no greater than 3.50 to 1.00;

•
the Total Commitment (as defined in the Revolving Credit Agreement) was automatically and permanently reduced from $3.0 billion to $1.5 billion; and

•
the Initial Scheduled Maturity Date (as defined in the Revolving Credit Agreement) was changed to April 1, 2025.

Redemption of Existing Notes
On April 6, 2020 (the “Redemption Date”), we completed the redemption (the “Redemption”) of all of our 6.150% Notes due 2020 (the “2020 Notes”) and a partial redemption of the 2021 Notes (to the extent redeemed and, together with the 2020 Notes, the “Redeemed Notes”) in the aggregate principal amount of $1,000,000,000 and $300,000,000, respectively. In accordance with the terms of the applicable Redeemed Notes and the indenture governing the Redeemed Notes, holders of the 2020 Notes were paid $1,020.15 per $1,000.00 aggregate principal amount of the 2020 Notes, or an aggregate of $1,020.2 million, plus accrued and unpaid interest up to, but not including, the Redemption Date; and holders of the 2021 Notes were paid $1,050.35 per $1,000.00 aggregate principal amount of the 2021 Notes, or an aggregate of $315.1 million, plus accrued and unpaid interest up to, but not including, the Redemption Date.
First Quarter 2020 Preliminary Financial Information
Our final unaudited consolidated financial statements as of and for the quarter ended March 31, 2020 are not yet complete and are not available as of the date of this prospectus supplement. On April 14, 2020, we reported preliminary unaudited financial information for the quarter ended March 31, 2020 for the Engineered Products and Forgings Segment (the “EP&F Segment”) of Howmet Aerospace, and the Global Rolled Products Segment (the “GRP Segment”). As described above, upon completion of the Separation, our GRP Segment became Arconic Corporation.
Presented below is the preliminary unaudited financial information of the EP&F Segment and GRP Segment for the quarter ended March 31, 2020, which remains subject to the completion of management’s review and other procedures. Given the macroeconomic conditions during the quarter, the Company continues to conduct impairment testing related to the carrying values of certain assets, including goodwill of its reporting units, and the Company could record a non-cash impairment charge during the quarter and, as a result, report lower operating profits. The information is preliminary, based upon information available as of April 14, 2020 and is subject to change and finalization based on completion of all quarter end close processes.
The financial information of the EP&F Segment and GRP Segment presented below, including the preliminary unaudited financial information, is the information of the EP&F Segment and GRP Segment as reportable segments of Howmet Aerospace. This financial information was prepared on a different basis than, and may not be directly comparable to, the pro forma financial information presented under “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. The preliminary unaudited financial information for the EP&F Segment for the quarter ended March 31, 2020 is not necessarily indicative of our future results for any subsequent periods. You should not place undue reliance on this preliminary unaudited financial information.
The preliminary unaudited financial information below should be read in conjunction with the financial information presented under “Unaudited Pro Forma Condensed Combined Financial Information” and “Capitalization,” included in this prospectus supplement, along with our historical consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which are included in our Annual Report on Form 10 K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Please also see “Special Note About Forward-Looking Statements” and “Risk Factors.”

The preliminary financial information included in this prospectus supplement has been prepared by, and is the responsibility of, Howmet Aerospace’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Preliminary Financial Information — Engineered Products and Forgings and Global Rolled Products Segments
Our expected revenue for our EP&F Segment for the three months ended March 31, 2020 is approximately $1.6 billion, a decrease of approximately 7% year-over-year. Our EP&F Segment’s operating profit is expected to be approximately $340 million, up approximately 9% year-over-year, driven by net cost reductions, lower raw material costs, and price increases partially offset by volume declines. Our EP&F Segment’s operating profit margin is expected to increase approximately 300 basis points year-over-year to approximately 20.8%.
Our expected revenue for our GRP Segment for the three months ended March 31, 2020 is approximately $1.6 billion, a decrease of approximately 12% year-over-year. Our GRP Segment’s operating profit is expected to be approximately $170 million, up approximately 26% year-over-year, driven by net cost reductions and favorable aluminum price partially offset by volume declines. Our GRP Segment’s operating profit margin is expected to increase approximately 310 basis points year-over-year to approximately 10.7%. As a result of the Separation, the GRP Segment is now a part of Arconic Corporation and no longer a part of Howmet Aerospace.
Engineered Products and Forgings (in millions)	For the Three Months Ended March 31, 2019	Estimated For the Three Months Ended March 31, 2020
Third-party sales	$1,756	$	~1,640
Segment operating profit	$313	$	~340
Segment operating profit margin	17.8%		~20.8%
Global Rolled Products (in millions)	For the Three Months Ended March 31, 2019	Estimated For the Three Months Ended March 31, 2020
Third-party sales	$1,784	$	~1,580
Intersegment sales	$52	$	~35
Segment operating profit	$135	$	~170
Segment operating profit margin	7.6%		~10.7%
Third-party aluminum shipments (kmt)	331		~312
Reconciliation of Total Segment Operating Profit to Consolidated Operating Income (in millions)	For the Three Months Ended March 31, 2019	Estimated For the Three Months Ended March 31, 2020
Total segment operating profit	$448	$	~510
Unallocated amounts:
Restructuring and other charges	(12)		~(20)
Corporate expense	(62)		~(90)
Consolidated operating income	$374	$	~400
COVID-19
Howmet Aerospace derives a significant portion of its revenue from products sold to the aerospace end-market, including 71% of our EP&F Segment. As a result of COVID-19 and its impact on the aerospace industry to-date, the possibility exists that there could be a sustained impact to our operations and our financial results. As previously disclosed, certain original equipment manufacturer (“OEM”) customers have suspended manufacturing operations in North America and Europe on a temporary basis. These suspensions, the duration of which is uncertain, are impacting operations at certain of our facilities resulting in the temporary closure of a small number of manufacturing facilities. As a result, the Company is taking a series of actions to address the financial impact, including announcing certain headcount reductions and reducing certain cash outflows, suspending our dividend and reducing the levels of our capital expenditures to preserve cash and maintain liquidity.
Although the Company is currently unable to reasonably estimate the impact of COVID-19 on its 2020 outlook, we expect this situation to have an adverse impact on our 2020 financial performance and have withdrawn the 2020 guidance and assumptions that we provided in February 2020. For additional information regarding the risks of COVID-19 on our business, see the section entitled “Risk Factors — Risks Related to Our Business — Our business, results of operations, financial condition and/or cash flows could be materially adversely affected by the effects of widespread public health epidemics/pandemics, including COVID-19, that are beyond our control.”
Concurrent Debt Tender Offer and Consent Solicitation
On April 22, 2020, concurrent with this offering, we commenced an offer to purchase for cash up to $500 million of the 2021 Notes ( the “Tender Cap”) having an aggregate purchase price (exclusive of accrued and unpaid interest) of up to $500 million and a consent solicitation to solicit consents to amend certain provisions of the indenture governing the 2021 Notes. The Tender Cap represents the maximum aggregate purchase price of the 2021 Notes to be accepted for purchase by us, exclusive of accrued and unpaid interest on the 2021 Notes from the last interest payment date with respect to the 2021 Notes to, but not including, the applicable settlement date. We reserve the right, subject to applicable law, but are under no obligation, to increase or waive the Tender Cap in our sole discretion and at any time, without extending the Early Tender Deadline (as defined below) or the withdrawal deadline for the Tender Offer or otherwise reinstating withdrawal or revocation rights of holders of the 2021 Notes. The Tender Offer and Consent Solicitation is being made on the terms and subject to the conditions described in the Offer to Purchase and Consent Solicitation Statement.
Holders who tender and do not validly withdraw 2021 Notes at or prior to 5:00 p.m., New York City time, on May 5, 2020 (the “Early Tender Deadline”), unless extended by us in our sole discretion, are eligible to receive the total consideration for such tendered the 2021 Notes, as described in the Offer to Purchase and Consent Solicitation. Holders who tender and do not validly withdraw 2021 Notes after the Early Tender Deadline but at or prior to 12:01 a.m., New York City time, on May 20, 2020, unless extended by us in our sole discretion, are eligible to receive the tender consideration for such tendered the 2021 Notes, as described in the Offer to Purchase and Consent Solicitation.
The Tender Offer and Consent Solicitation will expire at 12:01 a.m., New York City time, on May 20, 2020, unless extended, earlier expired or terminated by us in our sole discretion subject to applicable law. The settlement date is expected to be on May 21, 2020, unless extended by us in our sole discretion. If we choose to exercise our option to have an early settlement date, we expect such early settlement date to occur on May 7, 2020.
As of the date of this prospectus supplement, $950 million aggregate principal amount of the 2021 Notes was outstanding. We intend to use the net proceeds from the sale of the Notes offered hereby as further described under “Use of Proceeds,” to purchase the 2021 Notes tendered pursuant to the Tender Offer and Consent Solicitation and to pay related transaction fees, including applicable premiums, consent payments and expenses.
This offering is not conditioned upon completion of the Tender Offer and Consent Solicitation. The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. If completed, this offering of Notes would satisfy the financing condition. The Tender Offer and Consent Solicitation is being made solely pursuant to, and is governed by, the Offer to Purchase and Consent Solicitation Statement. This prospectus supplement and the accompanying prospectus are not an offer to purchase the 2021 Notes. We cannot assure you that the Tender Offer and Consent Solicitation will be consummated in accordance with their respective terms, or at all, or that a significant principal amount of the 2021 Notes will be tendered and purchased in the Tender Offer and Consent Solicitation.

THE OFFERING
The summary below describes the principal terms of the Notes. For a more complete description of the Notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.
Issuer	Howmet Aerospace Inc.
Notes Offered	$1,000,000,000 aggregate principal amount of % Notes due 2025.
Maturity	, 2025, unless earlier repurchased or redeemed.
Interest Rate	% per year. Interest on the Notes will accrue from April , 2020 and will be payable semi-annually in arrears on and of each year, commencing on , 2020.
Further Issuances	We may create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement; provided that any such further notes shall be issued under a separate CUSIP or ISIN number unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Optional Redemption	We may redeem the Notes, in whole or in part, at any time and from time to time at the redemption prices described herein under the caption “Description of the Notes — Optional Redemption.”
Offer to Repurchase Upon a Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to the Notes, we will be required, subject to certain conditions, to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Change of Control Repurchase Event.”
Covenants	Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger and Sale of Assets,” the Notes do not contain any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing any of our other securities.
Events of Default	If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable.
Ranking	The Notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The Notes will effectively rank junior to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all debt and other liabilities of our subsidiaries.
As of December 31, 2019, on a pro forma as adjusted basis giving effect to the Separation and the Redemption (collectively, the “Transactions”), we had a total of approximately $4.6 billion of outstanding indebtedness (less than $50 million of which is indebtedness of our subsidiaries), including long-term debt and short-term debt, which amount does not include the aggregate principal amount of the Notes offered in this offering or the contemplated use of proceeds therefrom. We also have and, following this offering, expect to have the ability to incur a substantial amount of additional indebtedness, including up to $1.5 billion under our Revolving Credit Agreement.

Use of Proceeds
We estimate that the net proceeds to us from the sale of the Notes offered hereby, after deducting the estimated underwriting discount and estimated offering expenses payable by us, will be approximately $     million.
We intend to use the net proceeds from the sale of the Notes to fund the purchase price of the 2021 Notes tendered and accepted by us for purchase in the Tender Offer and Consent Solicitation and to pay related transaction fees, including applicable premiums, consent payments and expenses. We intend to use the net proceeds remaining from this offering, including if the Tender Offer and Consent Solicitation are not consummated, for general corporate purposes, which may include the repayment or repurchase of certain of our other outstanding indebtedness. The net proceeds may be temporarily invested prior to use. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their affiliates may own a portion of the 2021 Notes, in which case such underwriters or their affiliates would receive a portion of the net proceeds of this offering to the extent any such notes are tendered and accepted for purchase in the Tender Offer. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the Tender Offer or repayment of other indebtedness, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(A). See “Use of Proceeds” and “Underwriting.”
Certain United States Federal Income Tax Considerations	For a discussion of certain United States federal tax consequences of the holding and disposition of the Notes, see “Certain United States Federal Income Tax Considerations.”

Book-Entry Form	The Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes

The Notes are a new issue of securities, and there is currently no established market for the Notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes without notice.
We do not intend to apply for a listing of the Notes on any securities exchange.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.
Risk Factors	Investing in the Notes involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION
The table below sets forth a summary of our consolidated financial information for the periods presented. We derived the consolidated financial information as of and for each of the years ended December 31, 2019, 2018 and 2017 from our audited consolidated financial statements included in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.
The table below also sets forth a summary of certain unaudited pro forma condensed consolidated financial information, presented to illustrate the estimated effects of the Separation of Arconic Corporation from the historical combined company. We derived this information from the historical consolidated financial statements of Howmet Aerospace, prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed consolidated financial information presented below for each year in the three-year period ended December 31, 2019 assumes that the Separation occurred on January 1, 2017 and the information presented as of December 31, 2019 assumes that the Separation occurred on that date. The following unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Howmet Aerospace’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, it is not necessarily indicative of Howmet Aerospace’s future results of operations or financial condition. Beginning in the second quarter of 2020, Arconic Corporation’s historical financial results for periods prior to the Separation will be reflected in Howmet Aerospace’s consolidated financial statements as discontinued operations. The unaudited pro forma condensed consolidated financial information does not give effect to this offering, the use of proceeds therefrom, the Redemption or the Tender Offer and Consent Solicitation.
The summary consolidated financial information should be read in conjunction with the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Capitalization” included in this prospectus supplement along with our historical consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Year Ended December 31, 2019		Year Ended December 31, 2018		Year Ended December 31, 2017
(in millions)	Actual	Pro Forma	Actual	Pro Forma	Actual	Pro Forma
Selected consolidated statement of operations information:
Sales	$14,192	$7,098	$14,014	$6,778	$12,960	$6,318
Cost of goods sold	11,227	5,215	11,397	5,123	10,221	4,563
Selling, general administrative, and other expenses	704	396	604	372	715	471
Research and development expenses	70	28	103	42	109	44
Provision for depreciation and amortization	536	294	576	314	551	295
Impairment of goodwill	—	—	—	—	719	719
Restructuring and other charges	620	538	9	162	165	38
Operating income	1,035	627	1,325	765	480	188
Interest expense	338	338	378	377	496	495
Other expenses, net	122	31	79	(31)	(486)	(531)
Income before income taxes	575	258	868	419	470	224
Provision for income taxes	105	112	226	110	544	429
Net income (loss)	$470	$146	$642	$309	$(74)	$(205)

	As of December 31, 2019
(in millions)	Actual	Pro Forma
Selected consolidated balance sheet information:
Cash and cash equivalents(1)	$1,648	$2,315
Total current assets	5,842	5,141
Total assets	17,578	13,075
Short-term debt	$1,034	1,034
Long-term debt	4,906	4,906
Total stockholders’ equity	4,607	3,721

(1)
Pro forma cash and cash equivalents at December 31, 2019 reflects the cash distribution by Arconic Corporation to Howmet Aerospace of approximately $740 million in connection with the Separation. On February 7, 2020, Arconic Corporation completed an offering of $600 million aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “2028 Notes”). Additionally, on March 25, 2020, Arconic Corporation entered into a credit agreement, which provides a $600 million Senior Secured First-Lien Term B Loan Facility (the “Term Loan”) and a $1,000 million Senior Secured First-Lien Revolving Credit Facility. The aggregate net proceeds from the issuance of the 2028 Notes and Term Loan totaled $1,167 million, which Arconic Corporation used to make a payment to Howmet Aerospace on March 31, 2020 relating to the Separation, and for its general corporate purposes. The 2028 Notes and Term Loan are not obligations of Howmet Aerospace post-Separation. The pro forma adjustment also reflects the consideration of the $500 million target cash amount of Arconic Corporation as contemplated by the separation and distribution agreement.

RISK FACTORS
An investment in the Notes involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the discussion below, before making an investment decision. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. These risk factors are not necessarily presented in the order of relative importance or probability of occurrence. See “Special Note About Forward-Looking Statements” on page S-iii.
Risks Related to Our Business
Our business, results of operations, financial condition and/or cash flows could be materially adversely affected by the effects of widespread public health epidemics/pandemics, including COVID-19, that are beyond our control.
Any outbreaks of contagious diseases, public health epidemics or pandemics and other adverse public health developments in countries where we, our employees, customers and suppliers operate could have a material and adverse effect on our business, results of operations, financial condition and/or cash flows. Specifically, the recent novel strain of COVID-19, initially limited to a region in China and now affecting the global community on a pandemic basis, including the United States and Europe, is adversely impacting our operations, and the nature and extent of the impact over time is highly uncertain and beyond our control. The extent to which COVID-19 affects our operations over time will depend on future developments, which are highly uncertain, including the duration of the outbreak, the continued severity of the virus and the extent of actions that have been or may be taken to contain or treat its impact. These actions include, but are not limited to, declarations of states of emergency, business closures, manufacturing restrictions and a prolonged period of travel, commercial and/or other similar restrictions and limitations, many of which have been implemented across much of the globe and all of which have negatively affected our business. The longer the period of duration, the greater impact on our businesses and the heightened risk of a material adverse impact on business, results of operations, financial conditions and/or cash flows, as well as on our business strategies and initiatives. While the restrictions and limitations noted above may be relaxed or rolled back if and when COVID-19 abates, the actions may be reinstated as the pandemic continues to evolve. The scope and timing of any such reinstatements is difficult to predict and may materially affect our operations in the future. We continue to monitor guidelines proposed by federal, state and local governments with respect to the proposed “reopening” measures, which may change over time depending on public health, safety and other considerations. We are continuing to focus on the safety and protection of our workforce by continuing to implement additional safety protocols in light of COVID-19.
As a result of COVID-19 and the measures designed to contain its spread, our sales globally, including to customers in the aerospace and commercial transportation industries that are impacted by COVID-19, have been and are expected to be negatively impacted as a result of disruption in demand, which over time could have a material adverse effect on our business, results of operations, financial condition and/or cash flows. The COVID-19 pandemic has already subjected our operations, financial performance and financial condition to a number of risks, including, but not limited to those discussed below:
•
Business and operations risks:   We continue to monitor the evolving situation relating to COVID-19 to determine whether we will need to significantly modify our business practices or take actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and shareholders. We have had a number of smaller manufacturing locations that have experienced or continue to experience periods of shutdowns. Future shutdowns will be dependent on facts and circumstances as they unfold, including based on the restrictions and limitations noted above. Additional shutdowns, while not required by governmental authorities, may be necessary to match our production of materials to the reduced demand of our customers. In addition, given these factors and potential further disruptions, we may be unable to perform fully on our contracts and our costs may increase as a result of the COVID-19 outbreak. We may also face challenges in restoring our production levels if and when COVID-19 abates, including as a result of government-imposed or other limitations that prevent the return of all or a portion of our workforce and/or continue to disrupt demand and limit the capabilities of our suppliers. We continue to monitor the situation, to assess further possible implications to our business, employees, customers and supply chain, and to take actions in an effort to mitigate adverse consequences. As a result of COVID-19 and its potential impact on the aerospace industry, the possibility exists that a sustained impact to our operations, financial results and market capitalization may require material impairments of our assets including, but not limited to, goodwill, intangible assets, long-lived assets, and right-of-use assets. While we have already commenced plans to reduce costs, including announcing certain headcount reductions and reducing certain cash outflows, by suspending our dividends and reducing the levels of our capital expenditures, we cannot at this time predict the longer term impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, results of operations, financial condition and/or cash flows.
•
Customer and supplier risks:   We have limited visibility into future demand given the disruptions resulting from COVID-19. Several of our aerospace and commercial transportation customers have temporarily suspended operations or taken cost-cutting actions, the duration and extent of which we cannot predict, including , but not limited to, General Electric Company, which represented approximately 13% of our Engineered Products and Forgings reportable segment third-party sales in 2019 and announced reductions in its workforce and plant closures, and The Boeing Company, an aerospace platform partner, which announced suspension of certain of its North American operations. Due to these cost-cutting measures and others, we are experiencing, and expect to continue experiencing, lower demand and volume for products and services, customer requests for potential payment deferrals, pricing concessions or other contract modifications, delays of deliveries and the achievement of other billing milestones. These trends may lead to charges, impairments and other adverse financial impacts over time, as noted above, as we have historically depended upon the strength of these industries, particularly the aerospace industry. Similarly, our suppliers may not have the materials, capacity, or capability to manufacture our products according to our schedule and specifications. To date, we have not experienced significant disruption to our supply chain. If our suppliers’ operations were to be impacted, we may need to seek alternate suppliers, which may be more expensive, may not be available or may result in delays in shipments to us and subsequently to our customers, each of which would affect our business, results of operations, financial condition and/or cash flows. The duration of the current disruptions to our customers and to our supply chain, and related financial impact to us, cannot be estimated at this time. Should such disruption continue for an extended period of time, the impact will have a material adverse effect on our business, results of operations, financial condition and/or cash flows. Ultimately, the demand for our products is, in turn, driven by demand for transportation and for people to travel within and between various countries around the world. Should the COVID-19 outbreak cause a long term deterioration in demand for transportation or travel due to fear or anxiety related to health concerns, governmental restriction, economic hardships, or increased use of electronic communication technologies embraced during the COVID-19 related shutdowns, the effects of the COVID-19 virus on our business may extend well beyond the COVID-19 current health crisis and immediate related governmental actions.

•
Market risks:   The current financial market dynamics and volatility pose heightened risks to our liquidity. For example, dramatically lowered interest rates and lower expected asset valuations and returns can materially impact the calculation of long-term liabilities such as our pension. In addition, extreme volatility in financial and commodities markets has had and may continue to have adverse impacts on other asset valuations such as the value of the investment portfolios supporting our pension. Our long-term liabilities are sensitive to numerous factors and assumptions that can move in offsetting directions and should be considered as of the time of a relevant measurement event.

•
Liquidity and credit risks:   We currently have the ability to borrow up to $1.5 billion under the Revolving Credit Agreement. A prolonged period of generating lower financial results and cash from operations could adversely affect our ability to draw under such amended revolving credit agreement, could also adversely affect our financial condition, including in respect of satisfying both required and voluntary pension funding requirements, and could otherwise negatively affect our ability to achieve our strategic objectives. These factors could also adversely affect our ability to maintain compliance with the debt covenants under our amended revolving credit agreement, including as a result of potential increases in net debt or future reductions in EBITDA. There can also be no assurance that we will not face credit rating downgrades as a result of weaker than anticipated performance of our businesses or other factors including overall market conditions. Future downgrades could further adversely affect our cost of funds and related margins, liquidity, competitive position and access to capital markets, and a significant downgrade could have an adverse commercial impact on our businesses. Conditions in the financial and credit markets may also limit the availability of funding or increase the cost of funding (including for receivables securitization or supply chain finance programs used to finance working capital) or our ability to refinance certain of our indebtedness, which could adversely affect our business, financial position, results of operations and/or cash flows. Although the U.S. federal and other governments have announced a number of funding programs to support businesses, our ability or willingness to access funding under such programs may be limited by regulations or other guidance, including eligibility criteria, or by further change or uncertainty related to the terms of these programs.
The COVID-19 pandemic may also exacerbate other risks disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, including, but not limited to, risks related to global economic conditions, competition, loss of customers, costs of supplies, manufacturing difficulties and disruptions, investment returns, our credit profile, our credit ratings and interest rates. We expect that the longer the period of disruption from COVID-19 continues, the more material the adverse impacts will be on our business operations, financial performance, results of operations and/or cash flows. In addition, the COVID-19 pandemic may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not expect to present significant risks to our business, results of operations, financial conditions and/or cash flows.
We may not achieve some or all of the expected benefits of the Separation, and failure to realize such benefits in a timely manner may materially adversely affect our business.
We may not be able to achieve the full strategic and financial benefits expected to result from the Separation, or such benefits may be delayed or not occur at all. The Separation is expected to provide the following benefits, among others: (i) enabling the management of each company to more effectively pursue its own distinct operating priorities and strategies, to focus on strengthening its core business and its unique needs, and to pursue distinct and targeted opportunities for long-term growth and profitability; (ii) permitting each company to allocate its financial resources to meet the unique needs of its own business, allowing each company to intensify its focus on its distinct strategic priorities and to more effectively pursue its own distinct capital structures and capital allocation strategies; (iii) allowing each company to more effectively articulate a clear investment thesis to attract a long-term investor base suited to its business and providing investors with two distinct and targeted investment opportunities; (iv) creating an independent equity currency tracking each company’s underlying business, affording Howmet Aerospace and Arconic Corporation direct access to the capital markets and facilitating each company’s ability to consummate future acquisitions or other restructuring transactions utilizing its common stock; (v) allowing each company more consistent application of incentive structures and targets, due to the common nature of the underlying businesses; and (vi) separating and simplifying the structures required to manage two distinct and differing underlying businesses.
We may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (i) we may be more susceptible to market fluctuations and other adverse events than if Arconic Corporation were still a part of the Company because our business is less diversified than it was prior to the completion of the Separation; and (ii) as a smaller, independent company, we may be unable to obtain certain goods, services and technologies at prices or on terms as favorable as those it obtained prior to completion of the Separation. If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

Arconic Corporation may fail to perform under various transaction agreements that were executed as part of the Separation.
In connection with the Separation, we entered into a separation and distribution agreement with Arconic Corporation and also entered into various other agreements, including a tax matters agreement with respect to our continuing ownership of Arconic Corporation common stock, an agreement related to the Davenport plant, an employee matters agreement, intellectual property license agreements, metal supply agreements and real estate and office leases. The separation and distribution agreement, the tax matters agreement and the employee matters agreement, together with the documents and agreements by which the internal reorganization of the Company prior to the Separation was effected, determined the allocation of assets and liabilities between us and Arconic Corporation following the Separation for those respective areas and included any necessary indemnifications related to liabilities and obligations. We will rely on Arconic Corporation to satisfy its performance and payment obligations under these agreements. If Arconic Corporation is unable or unwilling to satisfy its obligations under these agreements, including its indemnification obligations, we could incur operational difficulties and/or losses.
In connection with the Separation, Arconic Corporation has agreed to indemnify us for certain liabilities and we have agreed to indemnify Arconic Corporation for certain liabilities. If we are required to pay under these indemnities to Arconic Corporation, our financial results could be negatively impacted. The Arconic Corporation indemnity may not be sufficient to hold us harmless from the full amount of liabilities for which Arconic Corporation will be allocated responsibility, and Arconic Corporation may not be able to satisfy its indemnification obligations in the future.
Pursuant to the separation and distribution agreement and certain other agreements with Arconic Corporation, Arconic Corporation has agreed to indemnify us for certain liabilities, and we have agreed to indemnify Arconic Corporation for certain liabilities, in each case for uncapped amounts. Indemnities that we may be required to provide Arconic Corporation are not subject to any cap, may be significant and could negatively impact our business. Third parties could also seek to hold us responsible for any of the liabilities that Arconic Corporation has agreed to retain. Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of the Company’s operating business. Further, the indemnity from Arconic Corporation may not be sufficient to protect us against the full amount of such liabilities, and Arconic Corporation may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Arconic Corporation any amounts for which we are held liable, we may be temporarily required to bear such losses. Each of these risks could negatively affect our business, results of operations and financial condition.
The Separation could result in substantial tax liability.
It was a condition to the distribution that we receive an opinion of our outside counsel, satisfactory to our Board of Directors, regarding the qualification of the distribution, together with certain related transactions, as a “reorganization” within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). This condition was satisfied prior to the distribution. However, the opinion of counsel was based upon and relied on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings by us and Arconic Corporation, including those relating to the past and future conduct by us and Arconic Corporation. If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if we or Arconic Corporation breach any of our representations or covenants contained in the separation agreement and certain other agreements and documents or in any documents relating to the opinion of counsel, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized.
Notwithstanding our receipt of the opinion of counsel, the Internal Revenue Service (the “IRS”) could determine that the distribution and/or certain related transactions should be treated as taxable transactions for U.S. federal income tax purposes if it determines that any of the representations, assumptions or undertakings upon which the opinion of counsel was based are false or have been violated. In addition, the opinion of counsel represents the judgment of such counsel and is not binding on the IRS or any court, and the IRS or a court may disagree with the conclusions in the opinion of counsel. Accordingly, notwithstanding receipt of the opinion of counsel, there can be no assurance that the IRS will not assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, we, our stockholders and Arconic Corporation, could be subject to significant U.S. federal income tax liability.
If the distribution fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, for U.S. federal income tax purposes, we would recognize taxable gain as if it had sold the Arconic Corporation common stock in a taxable sale for its fair market value, and our stockholders who received such Arconic Corporation shares in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.
Under current U.S. federal income tax law, even if the distribution, together with certain related transactions, otherwise qualifies for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, the distribution may nevertheless be rendered taxable to us as a result of certain post-distribution transactions, including certain acquisitions of shares or assets of ours or Arconic Corporation. Under the tax matters agreement entered into between us and Arconic Corporation in connection with the Separation, Arconic Corporation may be required to indemnify us for any taxes resulting from the Separation (and any related costs and other damages) to the extent such amounts resulted from (1) an acquisition of all or a portion of the equity securities or assets of Arconic Corporation, whether by merger or otherwise (and regardless of whether we participated in or otherwise facilitated the acquisition), (2) other actions or failures to act by Arconic Corporation, or (3) any of Arconic Corporation’s representations, covenants or undertakings contained in the separation agreement and certain other agreements and documents or in any documents relating to the opinion of counsel being incorrect or violated. However, the indemnity from Arconic Corporation may not be sufficient to protect us against the full amount of such additional taxes or related liabilities, and Arconic Corporation may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Arconic Corporation any amounts for which we are held liable, we may be temporarily required to bear such losses. In addition, we and our subsidiaries may incur certain tax costs in connection with the Separation, including non-U.S. tax costs resulting from transactions (including the internal reorganization) in non-U.S. jurisdictions, which may be material. Each of these risks could negatively affect our business, results of operations and financial condition.
Risks Related to This Offering and the Notes
The Notes will be effectively subordinated to all of our future secured debt and to all existing and future liabilities of our subsidiaries. This may affect your ability to receive payments on the Notes.
The Notes will be general unsecured obligations of Howmet Aerospace. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Notes. As a result, the Notes will be effectively subordinated to claims of our secured creditors as well as to the liabilities of our subsidiaries. We currently conduct a significant portion of our operations through our subsidiaries. Therefore, our cash flow and our ability to service our debt, including the Notes, partially depend upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.
Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.
In addition, the Notes are not secured by any of our assets or those of our subsidiaries. As a result, the Notes are effectively subordinated to any secured debt we or our subsidiaries have or may incur. As of December 31, 2019, on a pro forma as adjusted basis giving effect to the Transactions, we had a total of approximately $4.6 billion of outstanding indebtedness (less than $50 million of which is indebtedness of our subsidiaries), none of which was secured, which amount does not reflect the aggregate principal amount of the Notes offered in this offering or the contemplated use of proceeds therefrom. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of any of our future secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes.
The Notes do not contain restrictive financial covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the Notes.
Other than as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger and Sale of Assets,” the Notes are not subject to any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities. In addition, the limited covenants applicable to the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.
Our ability to recapitalize, incur additional debt, and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
An active trading market for the Notes may not develop.
The Notes are a new issue of securities for which there is currently no public market. Any trading of the Notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.
The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the Notes, we cannot assure you another firm or person will make a market in the Notes.
The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for the Notes may not develop.
Some significant restructuring transactions may not constitute a change of control repurchase event as described under “Description of the Notes — Change of Control Repurchase Event,” in which case we would not be obligated to offer to repurchase the Notes.
Upon the occurrence of a change of control repurchase event as described under “Description of the Notes — Change of Control Repurchase Event,” you will have the right to require us to repurchase the Notes. However, the change of control repurchase event provisions will not afford protection to holders of

Notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a change of control repurchase event requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes will not have the right to require us to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Notes including the trading prices for the Notes. The definition of change of control in certain series of our outstanding senior notes is broader than the definition applicable to the Notes. Accordingly, holders of those senior notes may be able to require us to repurchase their notes in circumstances not giving rise to such a requirement under the Notes.
We may not have the ability to repurchase the Notes in cash upon the occurrence of a change of control repurchase event, as required by the Notes.
Holders of the Notes have the right to require us to repurchase the Notes upon the occurrence of a change of control repurchase event as described under “Description of the Notes — Change of Control Repurchase Event.” We may not have sufficient funds to repurchase the Notes in cash at such time or have the ability to arrange necessary financing on acceptable terms.
A change of control repurchase event may also constitute an event of default or require a prepayment under, or result in the acceleration of the maturity of or termination of the commitments under, our then-existing indebtedness, including the Revolving Credit Agreement. Our ability to repurchase the Notes in cash or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes.
Future funding requirements may affect our business.
New sources of capital may be needed to meet the funding requirements of future investments in operating assets or other acquisitions, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, raw material prices as well as our operational performance, cash flow and debt position, among other factors. As further described above, any of these factors could be adversely affected by the COVID-19 pandemic. We may determine that it may be necessary or preferable to issue additional debt or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us. In the event of unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, and retire or service all outstanding debt could be significantly constrained.
Ratings of the Notes may change after issuance and affect the market price and marketability of the Notes.
We currently expect that, prior to issuance, the Notes will be rated by one or more ratings agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of each rating may be obtained from each respective rating agency. There is no assurance that any credit ratings will be issued or remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that ratings may be lowered in connection with future events, such as future acquisitions or regulatory action taken against us. Any lowering, suspension or withdrawal of such ratings or the anticipation of future changes may have an adverse effect on the market price or marketability of the Notes. Any rating is not a recommendation to purchase, sell or hold the Notes, and does not correspond to market price or suitability for a particular investor.
Current global financial conditions could adversely affect the availability of new financing and our operations.
Current global financial conditions have been characterized by increased market volatility, including due to the impact of COVID-19. Continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates, and the availability of credit, could adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or have a material adverse effect on our business, financial condition and results of operations.
Redemption may adversely affect your return on the Notes.
We have the right to redeem some or all of the Notes prior to maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes.

USE OF PROCEEDS
The net proceeds, after deducting the underwriting discount and other estimated offering expenses payable by us, from the sale of the Notes offered hereby will be approximately $      million. We intend to use the net proceeds from the sale of the Notes to fund the purchase price of up to $500 million of the 5.400% notes due 2021 tendered and accepted by us for purchase in the Tender Offer and Consent Solicitation and to pay related transaction fees, including applicable premiums, consent payments and expenses. As of the date of this prospectus supplement, $950 million aggregate principal amount of the 2021 Notes was outstanding. See “Summary — Recent Developments — Concurrent Debt Tender Offer and Consent Solicitation.” We intend to use the net proceeds remaining after this offering, including if the Tender Offer and Consent Solicitation are not consummated, for general corporate purposes which may include the repayment and/or repurchase of certain of our other outstanding indebtedness as may be determined by our management. Our management will determine the allocation and timing of the application of such remaining net proceeds in light of market conditions and other relevant factors. Pending application of the net proceeds from this offering, we may invest these funds in short-term investments.
This offering is not conditioned upon completion of the Tender Offer and Consent Solicitation. The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. If completed, this offering of Notes would satisfy the financing condition. The Tender Offer and Consent Solicitation is being made solely pursuant to, and is governed by, the Offer to Purchase and Consent Solicitation Statement. This prospectus supplement and the accompanying prospectus are not an offer to purchase the 2021 Notes.
Certain of the underwriters or their affiliates may own a portion of the 2021 Notes, in which case such underwriters or their affiliates would receive a portion of the net proceeds of this offering to the extent any such notes are tendered and accepted for purchase in the Tender Offer. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the Tender Offer or repayment of other indebtedness, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(A). See “Underwriting.”

18

CAPITALIZATION
The following table shows our cash and cash equivalents and capitalization as of December 31, 2019:
•
on an actual basis;

•
on a “pro forma as adjusted” basis for (i) the Separation and (ii) the Redemption; and

•
on a “pro forma as further adjusted” basis to give effect to (i) the Separation, (ii) the Redemption, (iii) the receipt of the estimated net proceeds of $       million in this offering and (iv) the application of the net proceeds for the Tender Offer and Consent Solicitation as described under “Use of Proceeds.”

You should read the following table in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” herein, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes, both of which are included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2019
	Actual	Pro Forma As Adjusted	Pro Forma As Further Adjusted(1)
	(unaudited, dollars in millions)
Cash and cash equivalents	$1,648	$1,015	$
Long-term debt:
6.150% Notes, due 2020	1,000	—		—
5.400% Notes, due 2021	1,250	950		450
5.870% Notes, due 2022	627	627		627
5.125% Notes, due 2024	1,250	1,250		1,250
5.900% Notes, due 2027	625	625		625
6.750% Bonds, due 2028	300	300		300
5.950% Notes, due 2037	625	625		625
Iowa Finance Authority Loan, due 2042 (4.75%)	250	250		250
Other	13	13		13
% Notes, due 2025, offered hereby	—	—		1,000
Total debt	$5,940	$4,640		$5,140
Noncontrolling interests	14	—		—
Common stock, $1.00 par value per share	433	433		433
Preferred stock	55	55		55
Treasury stock, at cost	—	—		—
Net equity	4,119	3,233		3,233
Total equity	$4,621	$3,721		$3,721
Total capitalization	$10,561	$8,361		$8,861

(1)
Assumes that the 2021 Notes are tendered and accepted for purchase in full prior to the early tender time applicable to the Tender Offer, as described under “Use of Proceeds.” If no 2021 Notes are tendered and accepted for purchase, our total debt would be $5,640 and the proceeds will be used for general corporate purposes as described under “Use of Proceeds.”

19

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Howmet Aerospace are presented to illustrate the estimated effects of the Separation of Arconic Corporation from the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following Unaudited Pro Forma Condensed Statements of Consolidated Operations for each year in the three-year period ended December 31, 2019, assume that the Separation occurred on January 1, 2017. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2019 assumes that the Separation occurred on that date.
The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:
•
the contribution by Howmet Aerospace to Arconic Corporation, pursuant to the Separation, of all the assets and liabilities that comprised the operations that produce global rolled products, aluminum extrusions and building and construction systems of the historical combined company;

•
the payment to Howmet Aerospace by Arconic Corporation of a portion of the net cash proceeds generated from Arconic Corporation’s indebtedness;

•
non-recurring costs incurred in connection with the Separation, as appropriate; and

•
the impact of the separation and distribution, tax matters, transition services, employee matters, and other agreements entered into by and between Howmet Aerospace and Arconic Corporation as a result of the Separation, and the provisions contained therein.

The Company believes that the adjustments included within the “Separation of Arconic Corporation” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.
The following Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what Howmet Aerospace’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, they are not necessarily indicative of Howmet Aerospace’s future results of operations or financial condition. Beginning in the second quarter of 2020, Arconic Corporation’s historical financial results for periods prior to the Separation will be reflected in Howmet Aerospace’s consolidated financial statements as discontinued operations.
The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes and the Company’s historical Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 available at the SEC’s website at www.sec.gov and Howmet Aerospace’s web site at www.howmet.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus. Our website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

Howmet Aerospace Inc.
Unaudited Pro Forma Condensed Statement of Consolidated Operations
For the year ended December 31, 2019
(in millions, except per share amounts)
	As Reported	Separation of Arconic Corporation(a)	As Recast	Pro Forma Adjustments	Pro Forma
Sales	$14,192	$(7,094)	$7,098	$—	$7,098
Cost of good sold (exclusive of expenses below)	11,227	(6,012)	5,215	—	5,215
Selling, general administrative, and other expenses	704	(230)	474	(78)(b)	396
Research and development expenses	70	(42)	28	—	28
Provision for depreciation and amortization	536	(242)	294	—	294
Impairment of goodwill	—	—	—	—	—
Restructuring and other charges	620	(82)	538	—	538
Operating income	1,035	(486)	549	78	627
Interest expense	338	—	338	—	338
Other expenses, net	122	(91)	31	—	31
Income before income taxes	575	(395)	180	78	258
Provision for income taxes	105	(2)	103	9(c)	112
Net income	$470	$(393)	$77	$69	$146
Amounts Attributable to Howmet Common Shareholders:
Net income - basic	$468		$75		$144
Net income - diluted	$477		$75		$144
Earnings per share - basic	$1.05		$0.17		$0.32
Earnings per share - diluted	$1.03		$0.17		$0.32
Average shares outstanding - basic	446.2		446.2		446.2
Average shares outstanding - diluted	462.8		451.4		451.4

Howmet Aerospace Inc.
Unaudited Pro Forma Condensed Statement of Consolidated Operations
For the year ended December 31, 2018
(in millions, except per share amounts)
	As Reported	Separation of Arconic Corporation(a)	As Recast	Pro Forma Adjustments	Pro Forma
Sales	$14,014	$(7,236)	$6,778	$—	$6,778
Cost of good sold (exclusive of expenses below)	11,397	(6,274)	5,123	—	5,123
Selling, general administrative, and other expenses	604	(232)	372	—	372
Research and development expenses	103	(61)	42	—	42
Provision for depreciation and amortization	576	(262)	314	—	314
Impairment of goodwill	—	—	—	—	—
Restructuring and other charges	9	153	162	—	162
Operating income	1,325	(560)	765	—	765
Interest expense	378	(1)	377	—	377
Other expenses (income), net	79	(110)	(31)	—	(31)
Income before income taxes	868	(449)	419	—	419
Provision for income taxes	226	(116)	110	—	110
Net income	$642	$(333)	$309	$—	$309
Amounts Attributable to Howmet Common Shareholders:
Net loss - basic	$640		$307		$307
Net loss - diluted	$651		$318		$318
Earnings per share - basic	$1.33		$0.64		$0.64
Earnings per share - diluted	$1.30		$0.63		$0.63
Average shares outstanding - basic	482.9		482.9		482.9
Average shares outstanding - diluted	502.6		502.6		502.6

Howmet Aerospace Inc.
Unaudited Pro Forma Condensed Statement of Consolidated Operations
For the year ended December 31, 2017
(in millions, except per share amounts)
	As Reported	Separation of Arconic Corporation(a)	As Recast	Pro Forma Adjustments	Pro Forma
Sales	$12,960	$(6,642)	$6,318	$—	$6,318
Cost of good sold (exclusive of expenses below)	10,221	(5,658)	4,563	—	4,563
Selling, general administrative, and other expenses	715	(244)	471	—	471
Research and development expenses	109	(65)	44	—	44
Provision for depreciation and amortization	551	(256)	295	—	295
Impairment of goodwill	719	—	719	—	719
Restructuring and other charges	165	(127)	38	—	38
Operating income	480	(292)	188	—	188
Interest expense	496	(1)	495	—	495
Other income, net	(486)	(45)	(531)	—	(531)
Income before income taxes	470	(246)	224	—	224
Provision for income taxes	544	(115)	429	—	429
Net loss	$(74)	$(131)	$(205)	$—	$(205)
Amounts Attributable to Howmet Common Shareholders:
Net loss - basic	$(127)		$(258)		$(258)
Net loss - diluted	$(127)		$(258)		$(258)
Earnings per share - basic	$(0.28)		$(0.57)		$(0.57)
Earnings per share - diluted	$(0.28)		$(0.57)		$(0.57)
Average shares outstanding - basic	450.9		450.9		450.9
Average shares outstanding - diluted	450.9		450.9		450.9

Howmet Aerospace Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2019
(in millions)
	As Reported	Separation of Arconic Corporation(a)	As Recast	Pro Forma Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,648	$(72)	$1,576	$739(d)	$2,315
Receivables from customers	967	(384)	583	—	583
Other receivables	484	(136)	348	—	348
Inventories	2,429	(820)	1,609	—	1,609
Prepaid expenses and other current assets	314	(28)	286	—	286
Total current assets	5,842	(1,440)	4,402	739	5,141
Properties, plants, and equipment, net	5,463	(2,744)	2,719	—	2,719
Goodwill	4,493	(426)	4,067	—	4,067
Deferred income taxes	608	(387)	221	—	221
Intangibles, net	658	(25)	633	—	633
Other noncurrent assets	514	(220)	294	—	294
Total assets	$17,578	$(5,242)	$12,336	$739	$13,075
Liabilities
Current liabilities:
Accounts payable, trade	$2,043	$(1,061)	$982	$—	$982
Accrued compensation and retirement costs	432	(140)	292	—	292
Taxes, including income taxes	87	(21)	66	—	66
Accrued interest payable	112	—	112	—	112
Other current liabilities	418	(182)	236	40(e)	276
Short-term debt	1,034	—	1,034	—	1,034
Total current liabilities	4,126	(1,404)	2,722	40	2,762
Long-term debt, less amount due within one year	4,906	—	4,906	—	4,906
Accrued pension benefits	2,460	(1,426)	1,034	—	1,034
Accrued other postretirement benefits	714	(514)	200	—	200
Other noncurrent liabilities and deferred credits	751	(299)	452	—	452
Total liabilities	12,957	(3,643)	9,314	40	9,354
Equity
Total Howmet Aerospace shareholders’ equity	4,607	(1,585)	3,022	699	3,721
Noncontrolling interest	14	(14)	—	—	—
Total equity	4,621	(1,599)	3,022	699	3,721
Total liabilities and equity	$17,578	$(5,242)	$12,336	$739	$13,075

Howmet Aerospace Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements (in millions)
(a)
Reflects amounts representing the revenues, expenses, assets, liabilities, and equity attributable to Arconic Corporation, which were included in the Company’s historical financial statements. In addition to amounts included in Howmet Aerospace’s operations that produce global rolled products, aluminum extrusions and building and construction systems (collectively, the “Arconic Corporation businesses”), the “Separation of Arconic Corporation” amounts include certain assets and liabilities related to Arconic Corporation that were previously reported in Howmet Aerospace’s unallocated corporate amounts, including the transfer of certain defined benefit pension and other postretirement benefit plan liabilities that have been assumed by Arconic Corporation in connection with the Separation. Corporate expenses that were not specifically related to Arconic Corporation businesses have been excluded, as such general corporate expenses do not meet the requirements to be presented in discontinued operations.

(b)
Reflects the removal of non-recurring costs of $78 recorded in Selling, general administrative, and other expenses for the year ended December 31, 2019 related to the Separation. These costs primarily related to financial advisory, legal, tax, accounting, and other professional services.

(c)
Represents an increase in the income tax provision associated with the tax effects of the pro forma adjustment described in item b) above.

(d)
Reflects the cash distribution by Arconic Corporation to Howmet Aerospace of approximately $740 in connection with the Separation. On February 7, 2020, Arconic Corporation completed an offering of $600 aggregate principal amount of the 2028 Notes. Additionally, on March 25, 2020, Arconic Corporation entered into a credit agreement, which provides a $600 Term Loan and a $1,000 Senior Secured First-Lien Revolving Credit Facility. The aggregate net proceeds from the issuance of the 2028 Notes and Term Loan totaled $1,167, which Arconic Corporation used to make a payment to Howmet Aerospace on March 31, 2020, relating to the Separation, and for its general corporate purposes. The 2028 Notes and Term Loan are not an obligation of Howmet Aerospace post-Separation.

The pro forma adjustment also reflects the consideration of the $500 target cash amount of Arconic Corporation as contemplated by the separation and distribution agreement.
(e)
Subsequent to December 31, 2019, Howmet Aerospace incurred additional one-time separation costs of approximately $40 through the Separation date. These costs primarily related to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal, and information systems functions.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes offered by this prospectus supplement supplements, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of Senior Debt Securities” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus. For purposes of this Description of the Notes, references to “Howmet Aerospace,” “the Company,” “the issuer,” “we,” “our” and “us” refer only to Howmet Aerospace Inc. and do not include any of Howmet Aerospace’s current or future subsidiaries.
The Notes will be issued under the indenture dated as of September 30, 1993 (the “Original Indenture”) between Alcoa Inc. (formerly known as Aluminum Company of America), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A., as successor to PNC Bank, National Association), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “First Supplemental Indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “Second Supplemental Indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the fourth supplemental indenture dated as of December 31, 2017 (the “Fourth Supplemental Indenture”) among Arconic Inc. (formerly known as Alcoa Inc.), a Pennsylvania corporation, Arconic Inc. (which changed its name to Howmet Aerospace Inc.), a Delaware corporation, and the trustee and the fifth supplemental indenture dated as of April 16, 2020 (the “Fifth Supplemental Indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee. The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture are incorporated by reference as exhibits to the registration statement to which this prospectus supplement relates. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the Notes include those expressly set forth in the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture (the Original Indenture as so supplemented, the “Senior Indenture”), and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended. You may request a copy of the Senior Indenture from us without charge by the means described under “Where You Can Find More Information.”
The following description and the description under “Description of Senior Debt Securities” in the accompanying prospectus summarize the material provisions of the Notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Senior Indenture, including the definitions of certain terms used in the Senior Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
General
The Notes will be issued in an initial aggregate principal amount of $1,000,000,000.
The Notes will bear interest from      , 2020 at the rate of interest stated on the cover page of this prospectus supplement, will mature, at par, on            , 2025, and will be offered and sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will be payable semi-annually on                 and                 , commencing                 , 2020, to the persons in whose names the Notes are registered at the close of business on the                 or                 , as the case may be, next preceding such interest payment date.
Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Notes are not subject to the provisions of any optional or mandatory sinking fund. The Notes are not convertible or exchangeable into any other security of Howmet Aerospace. The Senior Indenture sets forth the conditions under which Howmet Aerospace may enter into a merger or consolidation transaction, or convey, transfer or lease all or substantially all of its assets or properties (see “Description of Senior Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus). Except as described below under “— Change of Control Repurchase Event,” the covenants contained in the Senior Indenture and the Notes will not afford holders protection in the event of a sudden decline in credit rating that may result from a recapitalization, restructuring or other highly leveraged transaction.
As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.
Optional Redemption
The Notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 15 days, but not more than 60 days, prior notice to the holders thereof given in accordance with “—Notices” below. Any notice of redemption of the Notes to be redeemed at the option of the Company may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the Notes on the redemption date or otherwise.
Prior to the Par Call Date (as defined below), the Notes will be redeemable at a redemption price equal to the greater of:
•
100% of the principal amount of the Notes to be redeemed, plus accrued interest, if any, to the redemption date; and

•
the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus      basis points, plus accrued interest to the date of redemption which has not been paid.

At any time on or after the Par Call Date, the Notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest to the date of redemption which has not been paid.
“Treasury Rate” means, with respect to any redemption date for the Notes:
•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Notes (assuming for these purposes that the Notes matured on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•
if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third Business Day preceding the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming for these purposes that the Notes matured on the Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date for the Notes:
•
the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•
if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by Howmet Aerospace.
“Par Call Date” means           , 20      (the date that is      months prior to maturity of the Notes).
“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers as selected by Howmet Aerospace; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” Howmet Aerospace will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third Business Day preceding such redemption date.
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming for these purposes that the Notes matured on the Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless Howmet Aerospace defaults in the payment of the redemption price and accrued interest. On or before the redemption date, Howmet Aerospace will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to each holder of Notes to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail or otherwise distribute in accordance with the terms of the Senior Indenture a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Repurchase Event offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the repurchase payment date. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:
(1)
accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Change of Control” means:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)
the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(4)
the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“Change of Control Repurchase Event” means both (1) the rating on the Notes is lowered by at least two of the three Rating Agencies and (2) the Notes are rated below Investment Grade by at least two of the three rating agencies, in each case on any date during the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) (the “Trigger Period”) after the earlier of (A) the occurrence of a Change of Control; or (B) public notice of the occurrence of a Change of Control or the intention by Howmet Aerospace to effect a Change of Control. Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the ratings on the Notes will be deemed to have been lowered by at least two of the three Rating Agencies, and the Notes will be deemed to be rated below Investment Grade by at least two of the three Rating Agencies during the Trigger Period. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. The definition of change of control in certain series of our outstanding senior notes is broader than the definition applicable to the Notes. Accordingly, holders of those senior notes may be able to require us to repurchase their notes in circumstances not giving rise to such a requirement under the Notes.
“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, we may select (as certified by a resolution of our board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be, that is reasonably acceptable to the trustee under the Senior Indenture.
“S&P” means Standard & Poor’s Global Ratings, a division of S&P Global, Inc.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Howmet Aerospace and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes. Restrictions on our ability to incur liens, enter into sale and leaseback transactions and consolidate, merge or transfer assets are contained in the covenants as described in the accompanying prospectus under “Description of Senior Debt Securities — Certain Limitations — Liens,” “Description of Senior Debt Securities — Certain Limitations — Sale and Leaseback Arrangements” and “Description of Senior Debt Securities — Consolidation, Merger and Sale of Assets.”
We may not have sufficient funds to repurchase all the Notes upon a Change of Control Repurchase Event. See “Risk Factors — Risks Related to This Offering and the Notes — We may not have the ability to repurchase the Notes in cash upon the occurrence of a Change of Control Repurchase Event, as required by the Notes.”
Status
The Notes will rank pari passu with other unsecured unsubordinated indebtedness of Howmet Aerospace.
Further Issues
We may from time to time, without notice to, or the consent of, the registered holders of the Notes offered by this prospectus supplement, create and issue further notes equal in rank to the Notes offered hereby in all respects (or in all respects except for the issue date and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the Notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement; provided that any such further notes shall be issued under a separate CUSIP or ISIN number unless the further notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
Notices
Except as otherwise specified herein, so long as any Notes are registered in the name of DTC’s nominee, Cede & Co., or another depository and subject to any listing requirements, notices, reports and other information that are required to be sent to the holders of such Notes may be given by delivery of the relevant notice to DTC for communication by DTC to entitled participants and account holders of such clearing systems.
Information Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar and paying agent for the Notes. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
The trustee has, and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates. An affiliate of the trustee is a lender under our Revolving Credit Agreement.
Book-Entry, Delivery and Form
The Notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes.” The Global Notes will be deposited upon issuance with the trustee as custodian for

DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in the Global Notes may be held through Clearstream and Euroclear (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for individual notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of Global Notes for Certificated Notes
We will issue Certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a Global Note upon surrender by DTC of the Global Note if:
•
DTC notifies us that it is unwilling to continue as a depository for such Global Note or ceases to be a clearing agency registered under the Exchange Act;

•
we execute and deliver to the trustee a company order that the transfer or exchange of such Global Note will be registrable; or

•
there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
•
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Clearstream Banking, S.A. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Senior Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the Notes under the Senior Indenture. Under the terms of the Senior Indenture, we and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with such payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Howmet Aerospace. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. We take no responsibility for an accurate portrayal of this information. None of we, the trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
For a discussion of the U.S. tax considerations applicable to the Notes, please review the section entitled “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.
The Notes will not be issued at a discount that is equal to or more than the “de minimis threshold” (as defined in the accompanying prospectus) and accordingly will not be subject to the special U.S. federal income tax considerations applicable to original issue discount securities.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC is acting as representative, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the Notes that appears opposite its name in the table below:
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$

Total		$1,000,000,000
The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.
The underwriters initially propose to offer the Notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of    % of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:
Paid by us
Per Note		%
Total	$
Expenses associated with this offering to be paid by us, other than underwriting discount, are estimated to be approximately $     million.
We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the prices of the Notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.
In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, certain of the underwriters or their affiliates are lenders under our bank credit facilities and serve as dealers under our commercial paper program and/or investment managers with respect to assets held in the master trust fund for one or more pension plans maintained by us. In addition, the representative of the underwriters is serving as dealer manager in connection with the Tender Offer and an affiliate of the representative of the underwriters, JPMorgan Chase Bank, N.A., serves as the syndication agent under our Revolving Credit Agreement.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries are likely to hedge, and certain other of those underwriters or their affiliates may choose to hedge, their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instrument.
Certain of the underwriters or their affiliates may own a portion of the 2021 Notes, in which case such underwriters or their affiliates would receive a portion of the net proceeds of this offering to the extent any such notes are tendered and accepted for purchase in the Tender Offer. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds as a result of the Tender Offer or repayment of other indebtedness, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(A). In addition, certain of the underwriters in this offering are acting as dealer managers in the Tender Offer and Consent Solicitation and will receive customary fees in connection therewith.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area and the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). For the purposes of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Hong Kong
The Notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the Notes have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “Financial Instruments and Exchange Act”) and each underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes have not been and will not be circulated or distributed, nor have the Notes been or will the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

Securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:
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to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, FIS or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Notes has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.
LEGAL MATTERS
The validity of the securities offered by Howmet Aerospace will be passed upon by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for Howmet Aerospace by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Howmet Aerospace Inc.
Senior Debt Securities

We may issue senior debt securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and any risk factors included in or incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 16, 2020

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Therefore, before making your investment decision, you should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “Howmet Aerospace,” “the company,” “we,” “our” and “us” refer, collectively, to Howmet Aerospace Inc., a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howmet.com. Information accessible on or through our website is not a part of this prospectus. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2019; and

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Current Reports on Form 8-K filed on January 17, 2020, February 6, 2020, February 7, 2020 (Item 8.01 and Exhibit 99.2 of Item 9.01), February 25, 2020 (Item 5.02 and Exhibits 10.1 and 10.2 of Item 9.01), March 5, 2020 (as amended by the Current Report on Form 8-K/A filed on March 5, 2020), March 26, 2020, April 6, 2020 (Items 1.01, 2.01, 5.02, 5.03, 8.01 and Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.1, 99.1, 99.3 and 99.4 of Item 9.01), April 7, 2020 (Items 2.01 and 9.01), April 9, 2020 and April 13, 2020.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the SEC website at www.sec.gov, by going to our Investor Relations page on our corporate web site at www.howmet.com, or by requesting them from us at the following address: Howmet Aerospace Inc., 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, Attn: Investor Relations, or by telephone at 1-412-553-1950. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
For a discussion of some of the specific factors that may cause our actual results to differ materially from those projected in any forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents incorporated by reference in this prospectus and in any applicable prospectus supplement. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR BUSINESS
Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,300 granted and pending patents, the company’s differentiated technologies enable lighter, more fuel-efficient aircraft to operate with a lower carbon footprint.
Howmet Aerospace is a Delaware corporation formerly known as Arconic Inc. and the successor to Alcoa Inc., a Pennsylvania company that was formed in 1888 and was formerly known as Aluminum Company of America. Our principal executive offices are located at 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872 and our telephone number is (412)-553-1940. We maintain a website at www.howmet.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.
RISK FACTORS
Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risk factors in the documents incorporated by reference in this prospectus are not necessarily presented in the order of relative importance or probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and repurchase and/or refinancing of debt, including outstanding commercial paper and other short-term indebtedness. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description sets forth certain general terms and provisions of the senior debt securities that Howmet Aerospace may offer under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in a prospectus supplement relating to the issuance of those senior debt securities. For purposes of this description, references to “Howmet Aerospace” “the company,” “the issuer,” “we,” “our” and “us” refer only to Howmet Aerospace Inc. and do not include any of Howmet Aerospace’s current or future subsidiaries.
Senior debt securities may be issued, from time to time, in one or more series under the indenture dated as of September 30, 1993 (the “original indenture”) between Alcoa Inc. (formerly known as Aluminum Company of America), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A., as successor to PNC Bank, National Association), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “first supplemental indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “second supplemental indenture”) between Alcoa Inc., a Pennsylvania corporation, and the trustee, the fourth supplemental indenture dated as of December 31, 2017 (the “fourth supplemental indenture”) among Arconic Inc. (formerly known as Alcoa Inc.), a Pennsylvania corporation, Arconic Inc. (which changed its name to Howmet Aerospace Inc.), a Delaware corporation, and the trustee and the fifth supplemental indenture dated as of April 16, 2020 (the “fifth supplemental indenture”) between Howmet Aerospace Inc., a Delaware corporation, and the trustee. The original indenture, the first supplemental indenture, the second supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this prospectus to the trustee for our senior debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the senior debt securities include those expressly set forth in the original indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, the fourth supplemental indenture and the fifth supplemental indenture (the original indenture as so supplemented, the “senior indenture”), and those made part of the senior indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.”
The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus. Notwithstanding the provisions of the senior indenture described below, senior debt securities will not be issued in bearer form after March 18, 2012.
General
The senior indenture does not limit the aggregate principal amount of senior debt securities that Howmet Aerospace may issue, whether under the senior indenture or any existing indenture or other indenture that Howmet Aerospace may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:
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will be unsecured obligations of Howmet Aerospace;

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may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Howmet Aerospace for each series; and

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will rank on a parity with all other unsecured and unsubordinated indebtedness of Howmet Aerospace.

A prospectus supplement will describe the following terms of any series of senior debt securities that Howmet Aerospace may offer:
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the specific designation, aggregate principal amount being offered and purchase price;

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any limit on the aggregate principal amount of such senior debt securities of the series that Howmet Aerospace may issue;

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whether the senior debt securities of the series are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities of the series are to be issuable initially in temporary global form and whether any of the senior debt securities of the series are to be issuable in permanent global form;

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the date(s) on which the principal is payable and any right to extend such date(s);

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the rate(s) at which the senior debt securities of the series being offered will bear interest or method of calculating any interest rate(s);

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the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

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the regular record date for any interest payable on any senior debt securities of the series being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

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the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

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any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

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any mandatory or optional sinking fund or analogous provisions;

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each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities of the series will be payable, each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities of the series may be presented for registration of transfer or exchange, and each office or agency where notices and demands to or upon the Company in respect of the senior debt securities of the series or the senior indenture may be served;

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the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities of the series may be redeemed, in whole or in part, at the option of Howmet Aerospace;

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any obligation of Howmet Aerospace to redeem or purchase the senior debt securities of the series at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities of the series will be redeemed or purchased, in whole or in part, under such obligations;

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the denominations in which any senior debt securities of the series that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities of the series that are bearer securities will be issuable, if other than the denomination of $5,000;

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the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities of the series and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

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if the principal of or any premium or interest on any senior debt securities of the series is to be payable at the election of the Company or holder thereof in one or more currencies or currency units other than that or those in which the senior debt securities of the series are stated to be payable, the currency currencies or currency units in which payment of the principal of and any premium and interest on the senior debt securities of the series as to which such election is made shall be payable and the periods within which and the terms and conditions upon which such election is to be made;
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any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities of the series;

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the portion of the principal amount of the senior debt securities of the series, if other than the principal amount, payable upon acceleration of maturity;

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if other than the trustee, the person who will be the security registrar of the senior debt securities of the series;

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whether the senior debt securities of the series will be subject to defeasance or covenant defeasance as described below under “Defeasance and Covenant Defeasance”;

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any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for common stock of Howmet Aerospace;

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whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities of the series registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

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whether the senior debt securities of the series are issuable as a global security, and in such case, the identity of the depository;

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any other terms of the senior debt securities of the series not inconsistent with the provisions of the senior indenture (Section 301);

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certain U.S. federal income tax consequences; and

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any special provisions for the payment of additional amounts with respect to the senior debt securities of the series.

Senior debt securities of a series may be issued at a substantial discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to senior debt securities of any series issued at a discount and to senior debt securities of a series that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.
Form, Exchange, Registration and Transfer
Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Senior debt securities will not be issued in bearer form after March 18, 2012. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Sections 203 and 301) See “Permanent Global Securities” below.
In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:
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is not a U.S. person;

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is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a U.S. person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Howmet Aerospace or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of

Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or
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is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities” below.
Senior debt securities may be presented for exchange as follows:
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Registered securities will be exchangeable for other registered securities of the same series.

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If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

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Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

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Bearer securities will not be issued in exchange for registered securities.

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Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any U.S. Person who holds this obligation will be subject to limitations under U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Howmet Aerospace or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Howmet Aerospace for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)
If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Howmet Aerospace with respect to any series of senior debt securities, Howmet Aerospace may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Howmet Aerospace will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Howmet Aerospace will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Howmet Aerospace may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
If debt securities of a series are redeemed in part, Howmet Aerospace will not be required to:
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issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

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if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

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if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

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register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Howmet Aerospace from time to time. At the option of Howmet Aerospace payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Howmet Aerospace may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Howmet Aerospace in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Howmet Aerospace’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)
Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Howmet Aerospace for payments with respect to senior debt securities which are issuable solely as registered securities. Howmet Aerospace will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Howmet Aerospace for the senior debt securities will be named in an applicable prospectus supplement. Howmet Aerospace may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Howmet Aerospace will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Howmet Aerospace will be required to maintain:
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a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

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a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Howmet Aerospace will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)
All monies paid by Howmet Aerospace to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Howmet Aerospace if Howmet Aerospace so requests. Thereafter, the holder of any such senior debt security or any coupon may look only to Howmet Aerospace for payment. (Section 1003)
Book-Entry Securities
The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:
•
the depository notifies Howmet Aerospace that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•
Howmet Aerospace executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•
there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the series of senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.
The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Howmet Aerospace expects that the following provisions will apply to depository arrangements.
Unless otherwise specified in the applicable prospectus supplement, senior debt securities of a series that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities of such series represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities of the series or by Howmet Aerospace if the senior debt securities of the series are offered and sold directly by Howmet Aerospace. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.

So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:
•
will not be entitled to have senior debt securities of the series registered in their names;

•
will not receive or be entitled to receive physical delivery of senior debt securities of the series in certificated form; and

•
will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Howmet Aerospace understands that under existing industry practices, if Howmet Aerospace requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Temporary Global Securities
If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:
•
written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•
written certification to Euroclear or Clearstream from the person entitled to receive such senior debt securities of the series in the form and to the effect described above under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)
Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Howmet Aerospace or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.
Permanent Global Securities
If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305)
A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:
•
the holder of the permanent global senior debt security, or

•
in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203)
Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.
Certain Limitations
The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended with respect to a series of senior debt securities, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.
Liens.   Howmet Aerospace covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary (as defined below) to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property (as defined below) of Howmet Aerospace or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities of a series. The foregoing restriction, however, will not apply to:
•
mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•
mortgages on property existing at the time of acquisition of such property by Howmet Aerospace or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•
mortgages to secure indebtedness of a Restricted Subsidiary to Howmet Aerospace or another Restricted Subsidiary;

•
mortgages existing at the date of the senior indenture;

•
mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Howmet Aerospace or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Howmet Aerospace or a Restricted Subsidiary;

•
certain mortgages in favor of governmental entities; or

•
extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Howmet Aerospace or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities of a series, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets (as defined below). (Section 1009)
Sale and Leaseback Arrangements.   Howmet Aerospace covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Howmet Aerospace or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Howmet Aerospace or such Restricted Subsidiary to such person, unless either:
•
Howmet Aerospace or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt (as defined below) with respect to such arrangement, without equally and ratably securing the senior debt securities of a series pursuant to the limitation in the senior indenture on liens; or

•
Howmet Aerospace applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:
•
involving a lease for a term of not more than three years; or

•
between Howmet Aerospace and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions.   The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities of a series in the event of a highly leveraged transaction involving Howmet Aerospace.
Certain Definitions
The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.
“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:
•
the fair value of such property as determined by Howmet Aerospace’s board of directors; or

•
the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:
•
all current liabilities except for:

•
notes and loans payable,

•
current maturities of long-term debt, and

•
current maturities of obligations under capital leases; and

•
all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Howmet Aerospace and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:
•
owned by Howmet Aerospace or any Restricted Subsidiary; and

•
located within the continental United States of America.

However, any plant that, in the opinion of Howmet Aerospace’s board of directors, is not of material importance to the total business conducted by Howmet Aerospace and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.
“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:
•
is principally engaged in leasing or in financing receivables, or

•
is principally engaged in financing Howmet Aerospace’s operations outside the continental United States, or

•
principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Howmet Aerospace or by one or more Subsidiaries.
Events of Default
Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to a series of senior debt securities:
(a)
failure to pay any interest when due, and this failure continues for 30 days;

(b)
failure to pay any principal or premium when due;

(c)
failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)
failure to perform any other covenant of Howmet Aerospace in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)
default resulting in acceleration of any indebtedness for money borrowed by Howmet Aerospace in a principal amount in excess of $100,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;

(f)
certain events in bankruptcy, insolvency or reorganization involving Howmet Aerospace; and

(g)
any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities created under the senior indenture before April 16, 2020 (the date of the fifth supplemental indenture), the acceleration of outstanding indebtedness of Howmet Aerospace may constitute an event of default with respect to one or more of such previously created series, but may not constitute an event of default under the respective terms of any series of senior debt securities created on or after the date of the fifth supplemental indenture.
If an event of default with respect to a series of senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)
Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603)
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)
Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Howmet Aerospace, at its option:
(a)
will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•
issue temporary senior debt securities pending preparation of definitive senior debt securities of such series,

•
register the transfer or exchange of senior debt securities of such series,

•
replace stolen, lost or mutilated senior debt securities of such series, and

•
maintain paying agents and hold monies for payment in trust,

or
(b)
need not comply with the covenants that are set forth above under “Certain Limitations” and below under “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” (see above) will no longer be events of default, if, in each case, Howmet Aerospace irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due in accordance with the terms of the senior indenture and the senior debt securities of such series. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:
•
no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” (see above) has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•
Howmet Aerospace has delivered an opinion of counsel (which opinion, in the event of a defeasance of the type described in clause (a) above, shall be based upon a ruling from the Internal Revenue Service or a change in applicable U.S. federal income tax law from the date of the senior indenture) to the effect that the holders of the senior debt securities of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Howmet Aerospace omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Howmet Aerospace will remain liable in respect of such payments.
Meetings, Modification and Waiver
Howmet Aerospace and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Howmet Aerospace and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:
•
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•
reduce the principal amount of, or premium or interest on, any senior debt security;

•
change any obligation of Howmet Aerospace to pay additional amounts;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•
change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

•
reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•
reduce the requirements contained in the senior indenture for quorum or voting;

•
change any obligation of Howmet Aerospace to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•
modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Howmet Aerospace with certain restrictive provisions of the senior indenture. (Section 1012)
The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:
•
in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•
in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities of a series for quorum purposes:

•
the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•
the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•
senior debt securities owned by Howmet Aerospace or an affiliate of Howmet Aerospace will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Howmet Aerospace or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402)
To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:
•
a holder of one or more outstanding senior debt securities of the series; or

•
a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,
•
any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•
any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.
The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series. (Section 1404)
Consolidation, Merger, Sale of Assets and Other Transactions
Howmet Aerospace may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person, or any person may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, Howmet Aerospace, provided that:
•
any successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and assumes Howmet Aerospace’s obligations on the senior debt securities and under the senior indenture;

•
after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•
certain other conditions are met. (Section 801)

Notices
Except as otherwise provided in the senior indenture, (i) notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register and (ii) so long as any holders of registered securities are registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), or another depository, and subject to any listing requirements, notices, reports and other information that are required to be sent to the holders of securities may be given by delivery of the relevant notice to DTC for communication by DTC to entitled participants and account holders of such clearing systems. (Sections 101 and 106)
Title
Title to any bearer securities and any coupons will pass by delivery. Howmet Aerospace, the trustee and any agent of Howmet Aerospace or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Replacement of Securities and Coupons
Howmet Aerospace will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.
Howmet Aerospace will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to Howmet Aerospace and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Howmet Aerospace may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities. The trustee has, and certain of its affiliates may have, from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.
The trustee under the senior indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of a senior debt security, which are referred to in this section as a “Note” or, collectively, the “Notes.” This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with beneficial owners of Notes that will hold Notes as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar. Any special U.S. federal income tax considerations relevant to a particular issue of Notes, including any indexed Notes, dual currency Notes, or Notes providing for contingent payments, will be provided in the applicable prospectus supplement.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the Medicare tax on net investment income or federal estate or gift tax consequences. Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
This summary addresses only Notes that are properly characterized as indebtedness for U.S. federal income tax purposes. Particular tax consequences relating to Notes having a term to maturity of more than 30 years will be discussed in the applicable prospectus supplement.
As used herein, a “U.S. holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Note. A “non-U.S. holder” is a beneficial owner of a Note that is an individual, corporation, foreign estate, or foreign trust, that is not a U.S. holder.
U.S. Holders
Book/Tax Conformity.   U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.
Payments of Interest.   Payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a Note but excluding any pre-issuance accrued interest, will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting). If payments of this kind are made with respect to a Note denominated in a single currency other than the U.S. dollar (a “Foreign Currency Note”), the amount of interest income realized by a U.S. holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A U.S. holder that uses the accrual method of accounting for tax purposes will accrue interest income on the Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. holder’s taxable year), or, at the accrual basis U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. A U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the Note and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the Note.
Original Issue Discount.   If the Issuer issues Notes at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such Notes multiplied by the number of full years to their maturity (the “de minimis threshold”), such Notes will be “Original Issue Discount Notes.” The difference between the issue price and the stated redemption price at maturity of such Notes will be the “original issue discount” (“OID”). The “issue price” of a Note will be the first price at which a substantial amount of the Notes is sold to the public (i.e., excluding sales of the Notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a Note other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Issuer) at least annually during the entire term of the Note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.
U.S. holders of Original Issue Discount Notes generally will be subject to special tax accounting rules for obligations issued with OID. U.S. holders of such Notes should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, each U.S. holder of an Original Issue Discount Note, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the Note for all days during the taxable year that the U.S. holder owns the Note. The daily portions of OID on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an Original Issue Discount Note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Note at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a Note is the discount rate that causes the present value of all payments on the Note as of its original issue date to equal the issue price of the Note. The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the Note in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by a U.S. holder in respect of an Original Issue Discount Note denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
A U.S. holder generally may make an irrevocable election to include in its income its entire return on a Note (i.e., the excess of all remaining payments to be received on the Note, including payments of qualified stated interest, over the amount paid by the U.S. holder for the Note) under the constant-yield method described above. For Notes purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
In the case of an Original Issue Discount Note that is also a Foreign Currency Note, a U.S. holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a U.S. holder’s taxable year) or, at the U.S. holder’s election (as described above under “— Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a U.S. holder of an Original Issue Discount Note that is also a Foreign Currency Note may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Note denominated in U.S. dollars. All payments on an Original Issue Discount Note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Note), a U.S. holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).
A subsequent U.S. holder of an Original Issue Discount Note that purchases the Note at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an Original Issue Discount Note at a price other than the Note’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the Original Issue Discount Note at a price greater than its adjusted issue price, the holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a Note is the total of all future payments to be made on the Note other than payments of qualified stated interest.
Floating rate Notes generally will be treated as “variable rate debt instruments” under applicable U.S. Treasury regulations. Accordingly, the stated interest on a floating rate Note generally will be treated as “qualified stated interest” and such a Note will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate Note qualifying as a “variable rate debt instrument” is an Original Issue Discount Note, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the Note’s “yield to maturity” and “qualified stated interest” will generally be determined as though the Note bore interest in all periods at a fixed rate determined at the time of issuance of the Note. Additional rules may apply if interest on a floating rate Note is based on more than one interest index. If a floating rate Note does not qualify as a “variable rate debt instrument,” the Note will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such Notes will be provided in the applicable prospectus supplement.
Certain of the Notes may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Notes containing such features, in particular Original Issue Discount Notes, may be subject to special rules that differ from the general rules discussed above. Purchasers of Notes with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to the Notes since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the Notes.

If a Note provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a Note with interest is generally paid on an annual basis), then stated interest on the Note will not qualify as “qualified stated interest” under the applicable U.S. Treasury regulations. As a result, the Note would be an Original Issue Discount Note. In that event, among other things, cash-method U.S. holders will be required to accrue stated interest on the Note under the rules for OID described above, and all U.S. holders will be required to accrue OID that would otherwise fall under the de minimis threshold.
Purchase, Sale and Retirement of Notes.   A U.S. holder’s tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such Note. In the case of a Foreign Currency Note, the cost of such Note to a U.S. holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a cash basis U.S. holder (and, if it so elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a U.S. holder’s tax basis in a Note in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under “Original Issue Discount” and “Premium and Market Discount” above. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a U.S. holder.
Upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in such Note. If a U.S. holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a Note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Note that is traded on an established securities market, a cash basis U.S. holder, and if it so elects, an accrual basis U.S. holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual basis U.S. holders in respect of the purchase and sale of Foreign Currency Notes traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.
Except as discussed below with respect to market discount, Short-Term Notes (as defined below) and foreign currency gain or loss, gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the Notes.
Premium and Market Discount.   A U.S. holder of a Note that purchases the Note at a cost greater than its remaining redemption amount (as defined under “Original Issue Discount,” above) will be considered to have purchased the Note at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize the premium must reduce its tax basis in a Note by the amount of the premium amortized during its holding period. Original Issue Discount Notes purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Note, a U.S. holder should calculate the amortization of the premium in the specified currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into

U.S. dollars at the exchange rate used by the U.S. holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a Note based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the Note and the exchange rate on the date on which the U.S. holder acquired the Note. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the Note matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the Note to maturity generally will be required to treat the premium as capital loss when the Note matures.
If a U.S. holder of a Note purchases the Note at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Note, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the Note will be considered to have “market discount” in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the Note generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by the U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the Note. In general terms, market discount on a Note will be treated as accruing ratably over the term of the Note, or, at the election of the holder, under a constant-yield method. Market discount on a Foreign Currency Note will be accrued by a U.S. holder in the specified currency. The amount includible in income by a U.S. holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the Note is disposed of by the U.S. holder.
A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a Note as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. holder’s taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Reportable Transactions.   U.S. Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the U.S. Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a Foreign Currency Note or foreign currency received in respect of a Foreign Currency Note to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. holders considering the purchase of Foreign Currency Notes should consult their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the Notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Short-Term Notes.   The rules set forth above will also generally apply to Notes having maturities of not more than one year (“Short-Term Notes”), but with certain modifications.
First, applicable U.S. Treasury regulations treat none of the interest on a Short-Term Note as qualified stated interest. Thus, all Short-Term Notes will be Original Issue Discount Notes. OID will be treated as accruing on a Short-Term Note ratably, or at the election of a U.S. holder, under a constant yield method.
Second, a U.S. holder of a Short-Term Note that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the Short-Term Note as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the Maturity of the Note or its earlier disposition in a taxable transaction. In addition, the U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the Note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the Note during the period the U.S. holder held the Note.

Notwithstanding the foregoing, a cash-basis U.S. holder of a Short-Term Note may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the Note under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.
A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a Short-Term Note in income on a current basis. Alternatively, a U.S. holder of a Short-Term Note can elect to accrue the “acquisition discount,” if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Short-Term Note’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Note) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.
Finally, the market discount rules will not apply to a Short-Term Note.
Indexed Notes and Other Notes Providing for Contingent Payments.   The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.
Non-U.S. Holders
Payments of Interest.   Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” payments of interest on the Notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies as to its foreign status by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent, (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.
Purchase, Sale and Retirement of Notes.   Subject to the discussion below under “— Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, or other disposition of Notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Notes will generally be subject to 30% U.S. withholding tax on interest payments on the Notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury regulations. If any taxes were to be deducted or withheld from any payments in respect of the Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Notes as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the Notes.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more transactions:
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through underwriters, dealers or agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities or agents may be designated to solicit offers. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price or prices which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of any agent or underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to the offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Agents, underwriters and dealers participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract may not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Howmet Aerospace will be passed upon by K&L Gates LLP.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Howmet Aerospace Inc.
$1,000,000,000
    % Notes due 2025

PROSPECTUS SUPPLEMENT

Book-Running Manager
J.P. Morgan

           , 2020